UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39536	84-3199512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive, Suite 1430 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

(214) 612-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TSHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Incentive Awards

On December 14, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Taysha Gene Therapies, Inc. (the “Company”) approved a one-time grant of equity incentive awards (the “Equity Incentive Awards”), effective January 2, 2024 (the “Grant Date”), under the Company’s 2020 Stock Incentive Plan (the “Plan”) in the form of (i) options to purchase shares of the Company’s common stock and (ii) restricted stock unit (“RSU”) awards to certain employees, including to each of the Company’s named executive officers as follows:

Name and Title	Option to Purchase Shares (#)	RSUs (#)
Sean Nolan Chief Executive Officer	1,184,688	1,184,688
Sukumar Nagendran President & Head of R&D	863,617	863,617
Kamran Alam Chief Financial Officer	590,413	590,413

The Committee determined such grants are appropriate to provide long-term incentives that align the interests of the Company’s employees with the interests of stockholders. In making its decision, the Committee considered the recent financing activities of the Company and the total shares outstanding, inclusive of shares underlying pre-funded warrants and the potential impact of the loss of any employee, especially members of management, on the Company’s ability to execute its corporate objectives.

With respect to the options, 25% of the shares underlying each option will vest on the one-year anniversary of the Grant Date, and the remainder will vest in 36 equal monthly installments thereafter, subject to the recipient’s Continuous Service (as defined in the Plan) on each vesting date. The options will have an exercise price equal to the closing price of the Company’s common stock on the Grant Date. With respect to the RSUs, the shares will vest in four equal annual installments beginning on the first anniversary date of the Grant Date, subject to the recipient’s Continuous Service on each vesting date.

Adoption of 2023 Inducement Plan

On December 15, 2023, following a recommendation by the Committee, the Board adopted the Taysha Gene Therapies, Inc. 2023 Inducement Plan (the “Inducement Plan”). The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Committee. The Board reserved 4,000,000 shares of the Company’s common stock for issuance under the Inducement Plan.

The only persons eligible to receive grants of Inducement Awards (as defined below) under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4). The Inducement Plan will be administered by the Board and the Company’s Compensation Committee. Inducement Awards may only be granted by: (i) the Committee, provided such committee is comprised solely of “independent directors” (as defined by Nasdaq Listing Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors.” An “Inducement Award” means any right to receive the Company’s common stock, cash or other property granted under the Inducement Plan (including nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards or other stock-based awards). The Board also adopted a form of restricted stock unit award grant notice and award agreement (the “Inducement RSU Grant Package”) and a form of stock option grant notice and stock option agreement (the “Inducement Stock Option Grant Package”) for use under the Inducement Plan.

The foregoing description of the Inducement Plan, the Inducement RSU Grant Package and the Inducement Stock Option Grant Package does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Plan, the Inducement RSU Grant Package and the Inducement Stock Option Grant Package, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Taysha Gene Therapies, Inc. 2023 Inducement Plan

10.2	Form of RSU Award Grant Notice and RSU Award Agreement under the 2023 Inducement Plan

10.3	Form of Stock Option Grant Notice and Stock Option Agreement under the 2023 Inducement Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taysha Gene Therapies, Inc.

Dated: December 20, 2023	By:	/s/ Kamran Alam
Kamran Alam
Chief Financial Officer